As Filed with the Securities and Exchange Commission on October 26, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DRS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-2632319
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5 Sylvan Way

Parsippany, New Jersey 07054
(Address, including zip code, and telephone number
of registrant’s principal executive offices)

DRS TECHNOLOGIES, INC. AMENDED AND RESTATED 1996 OMNIBUS PLAN
(Full title of the plan)

Nina Laserson Dunn, Esq.

Executive Vice President, General Counsel and Secretary

DRS Technologies, Inc.

5 Sylvan Way

Parsippany, New Jersey 07054
(Name and address of agent for service)

(973) 898-1500
(Telephone number, including area code, of agent for service)

With a copy to:

David J. Goldschmidt
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
(212) 735-3000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1) (2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.01 per share (the “Common Stock”)	1,540,700 shares	(3)	$35.41	(4)	$54,556,187	(4)	$6,912.27

Common Stock	379,300shares	(5)	$28.53	(6)	$10,821,429	(6)	$1,371.08

Common Stock	4,700 shares	(7)	$35.41	(4)	$166,427	(4)	$21.09

Common Stock	75,300 shares	(8)	$35.41	(4)	$2,666,373	(4)	$337.83

Total	2,000,000 shares		N/A		$68,210,416		$8,642.27

(1)           Plus such additional number of shares of the Registrant’s Common Stock as may be issuable pursuant to the antidilution provisions of the Registrant’s Amended and Restated 1996 Omnibus Plan.

(2)           On November 6, 2003, the Registrant’s Board of Directors resolved to increase by 2,000,000 shares the number of shares of the Registrant’s Common Stock available for issuance pursuant to the Registrant’s Amended and Restated 1996 Omnibus Plan.  Registration Statements on Form S-8 with respect to 500,000, 1,875,000 and 1,500,000 of such shares of the Registrant’s Common Stock were filed previously  (File nos. 333-14487, 333-83700 and 333-99747, respectively).  Such amendment to the Registrant’s 1996 Omnibus Plan was approved by the Registrant’s stockholders at a special meeting of stockholders held on January 22, 2004.

(3)           Represents shares available for future grants under the Amended and Restated 1996 Omnibus Plan.

(4)           Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low prices for the Common Stock of the Registrant on the New York Stock Exchange on October 20, 2004.

(5)           Represents shares underlying options granted under the Amended and Restated 1996 Omnibus Plan.

(6)           Computed in accordance with Rule 457(h) under the Securities Act.  Such computation is based on the weighted average exercise price of $28.53 per share covering 379,300 options.

(7)           Represents shares underlying restricted stock units granted under the Amended and Restated 1996 Omnibus Plan.

(8)           Represents 75,300 restricted shares issued under the Amended and Restated 1996 Omnibus Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statements on Form S-8 (Registration Nos. 333-14487, 333-83700 and 333-99747) relating to the Amended and Restated 1996 Omnibus Plan of DRS Technologies, Inc. (formerly named Diagnostic/Retrieval Systems, Inc.) (the “Registrant” or the “Company”), and the contents of such Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference.

DRS Technologies, Inc. has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register shares of its common stock, $0.01 par value per share.  This registration statement also includes a reoffer prospectus.  The reoffer prospectus may be utilized for reofferings and resales on a continuous or a delayed basis in the future of up to 459,300 shares of common stock that constitute “restricted securities” which have been issued prior to or issuable after the filing of this registration statement.  The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete.  With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements, pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement, pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus

459,300 Shares

DRS Technologies, Inc.

Common Stock

This reoffer prospectus relates to 459,300 shares of our common stock, par value $0.01 per share, consisting of 75,300 restricted shares, 4,700 shares issuable pursuant to restricted stock units and 379,300 shares issuable upon exercise of currently outstanding options, which may be offered for sale from time to time by certain stockholders of DRS Technologies, Inc., as described under the caption “Selling Stockholders.”  These stockholders are certain of our officers and employees.  We will not receive any proceeds from the sale of shares of common stock pursuant to this reoffer prospectus.  The selling stockholders acquired the common stock pursuant to grants under our Amended and Restated 1996 Omnibus Plan and these stockholders may resell all, a portion, or none of the shares of common stock from time to time.

The shares of common stock are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this reoffer prospectus.  This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction.  Each stockholder that sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act.  Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.

You should carefully read this reoffer prospectus and any accompanying prospectus supplement before you make your investment decision.  The shares of common stock offered hereby may be sold from time to time directly by, or on behalf of, each selling stockholder in one or more transactions on the New York Stock Exchange or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices.  We will not receive any proceeds from any of these sales.  We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by that stockholder.

Investing in our common stock involves risks, which are detailed from time to time in the periodic reports that we file with the Securities and Exchange Commission that we have incorporated herein by reference.

Our common stock is listed on the New York Stock Exchange under the trading symbol “DRS.”  The last reported sale price of our common stock on the New York Stock Exchange on October 22, 2004, was $34.84 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is October 26, 2004.

DRS TECHNOLOGIES, INC.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “DRS,” “we,” “us,” and “our” refer to DRS Technologies, Inc. and its subsidiaries on a consolidated basis.

DRS is a supplier of defense electronic products and systems.  We provide high-technology products and services to all branches of the U.S. military, major aerospace and defense prime contractors, government intelligence agencies, international military forces and industrial markets.  We are a leading provider of thermal imaging devices, combat display workstations, electronic sensor systems, power systems, battlefield digitization systems, air combat training systems, mission recorders and deployable flight incident recorders.

We operate in two operating segments:  the Command, Control, Communications, Computers and Intelligence Group (C4I Group) and the Surveillance and Reconnaissance Group (SR Group).  All other operations, primarily our Corporate Headquarters, are grouped in Other.

The C4I Group is comprised of the following product categories: Command, Control and Communications (C3), which includes naval display systems, ship communications systems, radar systems, technical support, electronic manufacturing and system integration services, secure voice and data communications, meteorological surveillance and analysis and radio frequency broadcast transmission equipment; Power Systems, which includes the naval and industrial power generation, conversion, propulsion, distribution and control systems lines; Intelligence Technologies, which includes signals intelligence, data collection, processing and dissemination equipment; and Tactical Systems, which includes battle management tactical computer systems and peripherals product lines.

The SR Group is comprised of the following product categories: Reconnaissance, Surveillance and Target Acquisition (RSTA), which develops and produces electro-optical sighting, targeting and weapon sensor systems, unmanned vehicles, high-speed digital data and imaging systems, and aircraft weapons alignment systems and provides electro-optical system manufacturing services; Training & Control Systems, which develops and produces air combat training, electronic warfare and network systems; and Test & Energy Management, which develops and produces electronic test, diagnostics and vehicle electronics.

The substantial majority of our sales are generated using written contractual arrangements. These contracts require us to design, develop, manufacture, modify, test and/or integrate complex defense electronic equipment and systems, and to provide related engineering and technical services according to specifications provided to us by our customers. Our primary “end-use” customer is the Department of Defense (DoD).

Recent events, including the global war on terrorism, Operation Enduring Freedom and Operation Iraqi Freedom, have altered the defense and homeland security environment of the Unites States.  These events have had, and for the foreseeable future are likely to continue to have, a significant impact on the markets for defense and advanced technology products.  The DoD continues to focus on both supporting ongoing operations and transforming our military to confront future threats.  We believe that the current business, political and global environments will create new opportunities for mid-tier defense companies like DRS to develop strategic relationships with prime contractors.  Through these relationships, we believe we can provide new systems and subsystems, which are capable of meeting the military’s evolving requirements.

Our strategy is designed to capitalize on the breadth of our technology and extensive expertise in order to meet the evolving needs of our customers.  We intend to expand our share of existing programs and participate in new programs by leveraging the strong relationships that we have developed with the DoD, several other U.S. Government agencies and all of the major U.S. defense prime contractors.  We expect to continue to benefit from the outsourcing of subsystems, components and products by prime contractors.  We plan to continue to align our research and development, manufacturing and new business efforts to complement our customers’ requirements and to provide state-of-the-art products.  We plan to maintain a diversified and broad business mix with limited reliance on any single program, a significant follow-on business and an attractive customer profile.

A significant component of our strategy has been to enhance our existing product base through selective acquisitions that add new products and technologies in areas that complement our present business base. We intend to continue acquiring select publicly- and privately-held companies, as well as defense businesses of larger companies, that (i) exhibit significant market position(s) in their business areas, (ii) offer products that complement and/or extend our product offerings, and (iii) display growing revenues, and positive operating income and cash flow prospects.

We are incorporated in Delaware and the address of our principal executive office is 5 Sylvan Way, Parsippany, New Jersey 07054.  Our telephone number is (973) 898-1500.  Our Internet address is www.drs.com.  www.drs.com is an interactive textual reference only, meaning that the information contained in the web site is not part of this prospectus by reference or otherwise.  Our common stock is listed on the New York Stock Exchange under the symbol “DRS.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on management’s beliefs and assumptions, current expectations, estimates and projections.  Such statements, including statements relating to our expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws.  These statements may contain words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions.  These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation: the effect of our acquisition strategy on future operating results, including our ability to effectively integrate acquired companies into our existing operations; the uncertainty of acceptance of new products and successful bidding for new contracts; the effect of technological changes or obsolescence relating to our products and services; and the effects of government regulation or shifts in government policy, as they may relate to our products and services, and other risks or uncertainties detailed in our SEC filings.  Given these uncertainties, you should not rely on forward-looking statements.  We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All proceeds from the sale of the common stock offered hereby will be for the accounts of the selling stockholders.  We will not receive any of the proceeds from the sale from time to time of the common stock offered hereby.  All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any selling stockholder will be borne by such selling stockholder.

SELLING STOCKHOLDERS

The 459,300 shares of our common stock to which this reoffer prospectus relates is comprised of 75,300 restricted shares, 4,700 shares issuable pursuant to restricted stock units and 379,300 shares issuable upon exercise of currently outstanding options.  Such shares are being registered for reoffers and resales by our officers and employees named below, who acquired the shares pursuant to our Amended and Restated 1996 Omnibus Plan.  The selling stockholders may resell all, a portion, or none of the shares of common stock from time to time.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are one of our affiliates.

Information regarding the selling stockholders, including the number of shares offered for sale, may change from time to time, and any changed information will be set forth in a prospectus supplement to the extent required.  The address of each selling stockholder is care of DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054.

Name of Selling Stockholder	Position with DRS	Number of Shares Beneficially Owned(1)		Number of Shares Covered by This Reoffer Prospectus(2)	Number of Shares to be Beneficially Owned if All Shares Offered Hereby Are Sold	Percent of Class Owned if All Shares Offered Hereby Are Sold(3)

Mark S. Newman	Chairman, President and Chief Executive Officer	811,918	(4)(5)(6)	149,000	811,918	3.0%
Paul G. Casner	Executive Vice President, Chief Operating Officer	119,130	(5)	53,000	119,130		*
Nina Laserson Dunn	Executive Vice President, General Counsel	71,071	(5)	26,900	71,071		*
Robert F. Mehmel	Executive Vice President, Business Operations & Strategy	77,500	(5)	26,900	77,500		*
Richard A. Schneider	Executive Vice President, Chief Financial Officer	84,800(4	(5)	26,900	84,800		*
Fred L. Marion	SR Group President	67,630	(5)	26,900	67,630		*
Steven T. Schorer	C4I Group President	7,500	(5)	26,900	7,500		*
David W. Stapley	Senior Vice President, International Business Development & Government Relations	41,250	(5)	26,900	41,250		*
Michael L. Bowman	Senior Vice President, Washington Operations	20,000	(5)	13,700	20,000		*
Mark J. Williams	Senior Vice President, Human Resources	5,000	(5)	13,700	5,000		*
Louis Belsito	Senior Vice President, Chief Information Officer	11,550	(5)	13,700	11,550		*
Robert Russo	Senior Vice President, Operations	20,000	(5)	13,700	20,000		*
Edward L. Bartlett	C4I Group Business Area President	6,750	(5)	13,700	6,750		*
Richard McKneight	C4I Group Business Area President	6,125	(5)	13,700	6,125		*
Richard Danforth	C4I Group Business Area President	5,000	(5)	13,700	5,000		*

*              Denotes less than 1%.

(1)           Beneficial owner means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, shares of our common stock; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our common stock.  A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days from the date of this reoffer prospectus.

(2)           Includes options to purchase shares of our common stock under our employee benefit plan, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus; shares of restricted stock, whether or not restricted as of, or within 60 days of, the date of this reoffer prospectus and restricted stock units, whether or not restricted as of, or within 60 days of, the date of this reoffer prospectus.  None of the options, shares of restricted stock or restricted stock units covered by this reoffer prospectus are currently exercisable or vested, as applicable, within 60 days of the date of this reoffer prospectus.

(3)           Based on 27,207,023 shares of common stock outstanding as of September 30, 2004.

(4)           Does not include 5,709 shares of common stock held by the trustee of our Retirement/Savings Plan.  Mr. Newman and Mr. Schneider share the power to direct the voting of such shares with members of the administrative committee of such plan.  Mr. Newman and Mr. Schneider disclaim beneficial ownership as to and of such shares.

(5)           Includes shares of common stock that may be purchased upon exercise of currently exercisable options, as follows:  Mr. Newman, 700,000 shares; Mr. Casner, 82,500 shares; Ms. Dunn, 55,000 shares; Mr. Mehmel, 77,500 shares; Mr. Schneider 76,250 shares; Mr. Marion, 62,500 shares, Mr. Schorer, 7,500 shares; Mr. Stapley, 41,250 shares; Mr. Bowman, 20,000 shares; Mr. Williams, 5,000 shares; Mr. Belsito, 11,550 shares; Mr. Russo, 20,000 shares; Mr. Bartlett, 6,750 shares; Mr. McNeight, 6,125 shares; Mr. Danforth 5,000 shares.

(6)           Includes 4,800 shares of common stock held by Mr. Newman as custodian for his daughter, over which Mr. Newman has sole voting and investment power, and 50,000 shares of common stock the receipt of which has been deferred by Mr. Newman.

Any selling stockholder may from time to time sell under this prospectus any or all of the shares of common stock owned by it.  Because the selling stockholder is not obligated to sell any or all of the shares of common stock held by it, we cannot estimate the number of shares of common stock that the selling stockholder will beneficially own after this offering.

PLAN OF DISTRIBUTION

The shares of common stock covered by this reoffer prospectus are being registered by us for the account of the selling stockholders.

The shares of common stock offered hereby may be sold from time to time directly by or on behalf of each selling stockholder in one or more transactions on the New York Stock Exchange or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices.  The selling stockholder may sell shares through one or more agents, brokers or dealers or directly to purchasers.  Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both.  Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of common stock.  Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder or other party selling such shares.  In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers.  In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with.  Sales of the shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144.  There is no assurance that the selling stockholders will sell all or a portion of the common stock offered hereby.

The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act of 1933.

We have notified the selling stockholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.

LEGAL MATTERS

The validity of the shares of common stock will be passed upon for us by Nina Laserson Dunn, Esq., our Executive Vice President, General Counsel and Secretary.  Ms. Dunn is a participant in the Company’s benefit plan.  As of September 30, 2004, Ms. Dunn beneficially owns 71,071 shares of our common stock, which amount includes currently exercisable options to purchase 55,000 shares of our common stock.

EXPERTS

The consolidated financial statements and schedule of DRS Technologies, Inc. and subsidiaries as of March 31, 2004 and 2003, and for each of the years in the three-year period ended March 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  We also make available on our web site (www.drs.com), free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K, as soon as practical after we file these reports with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available over the Internet at the SEC’s web site at http://www.sec.gov.  You may obtain a copy of any of these documents at no cost, by writing or telephoning us at the following address:

DRS Technologies, Inc

5 Sylvan Way

Parsippany, New Jersey 07054

Attention: Corporate Communications and Investor Relations

Phone: (973) 898-1500

Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “DRS.” Our reports, proxy statements and other information also can be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

You should only rely on the information included or incorporated by reference in this reoffer prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  The common stock is not being offered in any state where the offer is not permitted.  You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

We are incorporating by reference certain information that we have filed with the SEC under the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), which means that we disclose important information to you by referring to another document filed separately with the SEC.  The information contained in the documents we are incorporating by reference is considered to be a part of this prospectus, and the information that we later file with the SEC will automatically update and supercede the information contained or incorporated by reference in this prospectus.  Accordingly, we incorporate by reference:

•      The description of our common stock, par value $.01 per share, set forth as Item 1 under the caption “Description of the Registrant’s Securities to be Registered” in the our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on March 21, 1996, as amended by Amendment No. 1 thereto, dated March 27, 1996, filed on March 28, 1996 and declared effective by the SEC on April 1, 1996, and any amendments or reports filed for the purpose of updating such description.

•      Our Annual Report on Form 10-K for the year ended March 31, 2004, as amended on July 9, 2004.

•      Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

•      Our Current Report on Form 8-K filed on June 14, 2004.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement.  Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person to whom a reoffer prospectus is delivered, upon written or oral request by such person, a copy of any or all of the documents that have been incorporated by reference in this registration statement but not delivered with the reoffer prospectus.  Written or oral requests should be directed to:  DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054, telephone number: (973) 898-1500, Attention: Corporate Communications and Investor Relations.

459,300 Shares

DRS Technologies, Inc.

Common Stock

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC under the Exchange Act are incorporated herein by reference:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2004, as amended on July 9, 2004.

(b)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

(c)           The Registrant’s Current Report on Form 8-K filed on June 14, 2004.

(d)           The description of the common stock, par value $.01 per share, of the Registrant set forth as Item 1 under the caption “Description of the Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on March 21, 1996, as amended by Amendment No. 1 thereto, dated March 27, 1996, filed on March 28, 1996 and declared effective by the Commission on April 1, 1996, and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference.  Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

The Company will provide without charge to each person to whom a copy of this registration statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents).  Requests for such copies should be directed to: Corporate Communications and Investor Relations, 5 Sylvan Way, Parsippany, New Jersey 07054, (973) 898-1500.

Item 4.            Description of Securities

Not Applicable.

Item 5.            Interests of Named Experts and Counsel

Nina Laserson Dunn, Esq. is a participant in the Company’s Amended and Restated 1996 Omnibus Plan.  As of September 30, 2004, Nina Laserson Dunn beneficially owns 71,071 shares of the Company’s common stock, which amount includes currently exercisable options to purchase 55,000 shares of the Company’s common stock.

Item 6.            Indemnification of Directors and Officers

Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of the Company, the Amended and Restated Bylaws (the “Bylaws”) of the Company and the General Corporation Law of the State of Delaware, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws, and the General Corporation Law of the State of Delaware.

The Company’s Certificate of Incorporation provides that the Company shall, to the full extent permitted by Sections 102 and 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  In an action by, or in the right of, the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 7.            Exemption from Registration Claimed.

The securities that are to be reoffered or resold pursuant to this registration statement were issued pursuant to the Company’s Amended and Restated 1996 Omnibus Plan in transactions that were exempt from registration under the Securities Act.

Item 8.            Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. (incorporated by reference to Exhibit 3.4 to Registration Statement No. 33-64641, Post-Effective Amendment No. 1 filed May 10, 1996).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. (incorporated by reference to Exhibit 3.9 to Form 8-K filed on August 14, 1997).

4.3

Certificate of Amendment to the Amended to the Amended and Restated Certificate of Incorporation DRS Technologies, Inc. (incorporated by reference to Exhibit 3.9 to Form 10-Q filed on August 14, 2001).

4.4

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. (incorporated by reference to Registration Statement No. 333-112423, Exhibit 3.4, filed on February 2, 2004).

4.5	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.5 of the Registrant’s Annual Report on Form 10-K, filed on June 14, 2004).

4.6

Form of Certificate of the Registrant’s Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-14487).

4.7

Amended and Restated 1996 Omnibus Plan of the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-4, Registration No. 333-112423, filed on February 2, 2004).

4.8	Form of Stock Option Agreement relating to options granted under the Amended and Restated 1996 Omnibus Plan.*

4.9	Form of Restricted Stock Unit Agreement relating to restricted stock units granted under the Amended and Restated 1996 Omnibus Plan.*

4.10	Form of Restricted Stock Agreement relating to restricted stock granted under the Amended and Restated 1996 Omnibus Plan.*

5.1	Opinion of Nina Laserson Dunn, Esq., regarding legality of the securities being registered.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Nina Laserson Dunn, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney of the directors and certain officers of the Registrant (included in the signature pages to this Registration Statement).

* Filed herewith.

Item 9.            Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not disclosed previously in the  registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey, on October 26, 2004.

Date:	October 26, 2004	DRS TECHNOLOGIES, INC.

		By:	/s/ Mark S. Newman
Name: Mark S. Newman
Title: Chairman of the Board, President and Chief
Executive Officer

Each person whose signature appears below authorizes Mark S. Newman or Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark S. Newman	Chairman of the Board of Directors, President and Chief Executive Officer	October 26, 2004
Mark S. Newman

/s/ Richard A. Schneider	Executive Vice President and Chief Financial Officer (Principal Financial and	October 26, 2004
Richard A. Schneider	Accounting Officer)

	Director	October 26, 2004
/s/ Ira Albom
Ira Albom

	Director	October 26, 2004
/s/ Donald C. Fraser
Donald C. Fraser

	Director	October 26, 2004
/s/ William F. Heitmann
William F. Heitmann

	Director	October 26, 2004
/s/ Steven S. Honigman
Steven S. Honigman

	Director	October 26, 2004
/s/ C. Shelton James
C. Shelton James

	Director	October 26, 2004
/s/ Mark N. Kaplan
Mark N. Kaplan

	Director	October 26, 2004
/s/ Stuart F. Platt
Stuart F. Platt

	Director	October 26, 2004
/s/ Dennis J. Reimer
Dennis J. Reimer

	Director	October 26, 2004
/s/ Eric J. Rosen
Eric J. Rosen

Exhibit Index

4.1

Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. (incorporated by reference to Exhibit 3.4 to Registration Statement No. 33-64641, Post-Effective Amendment No. 1 filed May 10, 1996).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. (incorporated by reference to Exhibit 3.9 to Form 8-K filed on August 14, 1997).

4.3

Certificate of Amendment to the Amended to the Amended and Restated Certificate of Incorporation DRS Technologies, Inc. (incorporated by reference to Exhibit 3.9 to Form 10-Q filed on August 14, 2001).

4.4

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. (incorporated by reference to Registration Statement No. 333-112423, Exhibit 3.4, filed on February 2, 2004).

4.5	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.5 of the Registrant’s Annual Report on Form 10-K, filed on June 14, 2004).

4.6

Form of Certificate of the Registrant’s Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-14487).

4.7

Amended and Restated 1996 Omnibus Plan of the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-4, Registration No. 333-112423, filed on February 2, 2004).

4.8	Form of Stock Option Agreement relating to options granted under the Amended and Restated 1996 Omnibus Plan.*

4.9	Form of Restricted Stock Unit Agreement relating to restricted stock units granted under the Amended and Restated 1996 Omnibus Plan.*

4.10	Form of Restricted Stock Agreement relating to restricted stock granted under the Amended and Restated 1996 Omnibus Plan.*

5.1	Opinion of Nina Laserson Dunn, Esq., regarding legality of the securities being registered.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Nina Laserson Dunn, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney of the directors and certain officers of the Registrant (included in the signature pages to this Registration Statement).

* Filed herewith.